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                                                                    EXHIBIT 99.1


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q of Northern Border Partners, L.P. ( the "Partnership") for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), William R. Cordes, as Chief Executive Officer of the Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.


                                       /s/ William R. Cordes
                                       -----------------------------------------
                                       William R. Cordes
                                       Chief Executive Officer


This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Northern Border Partners, L.P. and will be retained by Northern Border Partners, L.P. and furnished to the Securities Commission or its staff upon request.